FORM 8-K


SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549


CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


Date of Report (Date of earliest event reported): December 21,
2001




IGENE BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)



        MARYLAND                   		  0-15888
	    52-1230461
(State or other jurisdiction  			(Commission
	(IRS Employer
     of incorporation)            			File Number)
	 Identification No.)




         9110 Red Branch Road
Columbia, MD		             			21045-2024
(Address of principal executive offices)
	(Zip Code)


Registrant's telephone number, including area code: (410) 997-
2599



Item 2.   Acquisition of Assets

	We acquired all of the issued and outstanding shares of capital stock of ProBio Nutraceuticals, AS, a Norwegian corporation, as of December 21, 2001. As a result of the stock purchase, ProBio became our wholly-owned subsidiary, and we currently intend ProBio to continue its historical business as a specialty marketing and sales company within the nutraceuticals and feed ingredients markets. As previously reported in our annual report on Form 10-KSB for the fiscal year ended December 31, 2000, we entered into an exclusive marketing agreement with ProBio as of January 1, 2001, and ProBio has been acting as our exclusive marketing agent since that time. While ProBio expects to continue to act as our sales agent, we and ProBio have terminated the exclusive marketing agreement.

	In connection with the acquisition, we acquired all 10,000 issued and outstanding shares of capital stock of ProBio from thirteen individual and corporate sellers in exchange for $2.2 million in aggregate consideration, consisting of $1 million in debentures convertible into our common stock at $.10 per share (reflecting the price at which our common stock was trading on the over-the-counter bulletin board when we agreed as to price), 8,000,000 shares of our common stock, valued for the purposes of the acquisition at $.10 per share, and $400,000 in cash.  The cash used to acquire ProBio constituted proceeds of private placements of our common stock received during 2001 and revenues
from operations.	Following the acquisition, Stein Ulve and Per
Benjaminsen, the managing director and director of marketing and sales, respectively, of ProBio, became our chief executive officer and chief marketing officer, respectively, pursuant to written employment agreements.

	The amount of consideration paid for ProBio was determined through arms-length negotiations between our management and that of ProBio, and included considerations such as ProBio's cash flow, cash position, revenue and revenue prospects, in addition to the potential strategic value that may be realized through the acquisition, although we can provide no assurances that any such strategic value will, in fact, be realized.

	The equipment and other physical property acquired from ProBio include personal computers and other office equipment and furniture. We currently intend for ProBio to continue to use these assets in connection with its' marketing business and otherwise in the manner in which such assets have historically been used.

	We will file the financial statements and pro forma financial information required by Item 7(a) and (b) of this Form
8-K not later than 60 days after the date that this Form 8-K must be filed.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements.

	We will file the financial statements required by Item 7(a) not later than 60 days after the date that the initial report on Form 8-K relating to the acquisition described herein must be filed.

(b)  Pro Forma Financial Information.

	We will file the pro forma financial information required by
Item 7(b) not later than 60 days after the date that the initial report on Form 8-K relating to the acquisition described herein must be filed.

(c)  Exhibits.

Exhibit No.     Description
-------------      -------------

2*	Stock Purchase Agreement by and among IGENE Biotechnology,
Inc., ProBio Nutraceuticals, AS, and the former stockholders of ProBio.

99*  	Press Release relating to the ProBio acquisition.

* Filed herewith.


SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         IGENE Biotechnology, Inc.
                         (Registrant)


                         By: /s/ Stephen F. Hiu
                             ------------------------
                         Name:  Stephen F. Hiu
                         Title:    President


Dated:   December 12, 2001




EXHIBIT INDEX
----------------------

Exhibit No.     Description
--------------     ---------------

2*	Stock Purchase Agreement by and among IGENE Biotechnology,
Inc., ProBio Nutraceuticals, AS, and the stockholders of ProBio.

99*  	Press Release relating to the ProBio acquisition.

*  Filed herewith.

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